UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2007

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

858.453.7200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2007, we entered into an Agreement of Purchase and Sale (the “Agreement”) with BioMed Realty, L.P., a Maryland limited partnership (“BioMed”) to sell to BioMed certain property, including (a) the real property commonly known as 6114 Nancy Ridge Drive, 6118 Nancy Ridge Drive, and 6154 Nancy Ridge Drive, the buildings and other improvements and permanent fixtures located on such real property, and certain facility-related personal property to be agreed upon by the parties and (b) our right, title and interest in and to the option to purchase the real property, buildings, improvements and permanent fixtures located at 6122-6124-6126 Nancy Ridge Drive. All of the properties are located in San Diego, California.

Under the Agreement, BioMed will pay us $50,148,670 for the properties and the option to purchase the property at 6122-6124-6126 Nancy Ridge Drive. In addition, if, at our election, we complete certain improvements on the properties, BioMed will pay us up to an additional $16,000,000. We have agreed to pay a broker a market-based commission based on amounts we receive from BioMed.

The consummation of the sale of the properties and the purchase option is expected to occur in the second quarter of 2007 and is subject to BioMed completing due diligence to its satisfaction, the execution of lease agreements under which we would lease back the properties, and other customary closing conditions. The leases will be triple net leases for 20 years, and we will have two consecutive options to extend the terms of the leases for five years each. Initial base rent for the properties located at 6114, 6118 and 6154 Nancy Ridge Drive is expected to be an aggregate of approximately $376,115 per month, which will be subject to an annual upward adjustment of 2.5% per year. We will continue to lease a portion of the property located at 6122-6124-6126 Nancy Ridge Drive from the current owner through the expiration of the current lease, at which time we expect BioMed will exercise the purchase option and rent will commence under a lease with BioMed. In addition, subject to certain restrictions, we will have the option to repurchase the properties.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the closing of the transactions contemplated under the Agreement, the entry into lease agreements with BioMed, BioMed’s expected payments to us, and other statements that are not historical facts. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from our expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the closing conditions to consummate the sale of the properties and the purchase option may not be satisfied or waived. Additional factors that could cause actual results to differ materially from those stated or implied by our forward-looking statements are disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements represent our judgment as of the time of the filing of this Form 8-K. We disclaim any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2007	Arena Pharmaceuticals, Inc

	By:	/s/ Steven W. Spector
Steven W. Spector
SVP, General Counsel and Secretary